QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 21, 2014

File No. 001-36252

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Washington Prime Group Inc.*
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	46-4323686 (I.R.S. employer Identification number)
7315 Wisconsin Avenue Bethesda, Maryland 20814 (Address of principal executive offices)	46204 (Zip Code)

(317) 636-1600
(Registrant's telephone number, including area code)

            Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.0001 per share	New York Stock Exchange

            Securities to be registered pursuant to Section 12(g) of the Act: None

            Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☒ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

*
The registrant was formerly named SPG SpinCo Subsidiary Inc. As of February 25, 2014, the registrant changed its name to Washington Prime Group Inc.

 WASHINGTON PRIME GROUP INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

            Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

            The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions," "The Separation" and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

            The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

            The information required by this item is contained under the sections of the information statement entitled "Summary — Summary Historical Combined Financial Information," "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Index to Financial Statements" and the statements referenced therein. Those sections are incorporated herein by reference.

Item 3.    Properties.

            The information required by this item is contained under the section of the information statement entitled "Business — Properties." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

            The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

            The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

            The information required by this item is contained under the section of the information statement entitled "Compensation Discussion and Analysis." That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

            The information required by this item is contained under the sections of the information statement entitled "Management" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

            The information required by this item is contained under the section of the information statement entitled "Business — Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Shareholder Matters.

            The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "Capitalization," "The Separation," and "Description of WPG's Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

            The information required by this item is contained under the sections of the information statement entitled "Description of WPG's Capital Stock — Sale of Unregistered Securities." Those sections are incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

            The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "The Separation," and "Description of WPG's Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

            The information required by this item is contained under the section of the information statement entitled "Description of WPG's Capital Stock — Directors' Duties and Liability," "Description of WPG's Capital Stock — Indemnification," and "Certain Relationships and Related Person Transactions — Indemnification Agreements." Those sections are incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

            The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

            None.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

            The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

(b)
Exhibits

            See below.

            The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among Simon Property Group, Inc., Simon Property Group, L.P., Washington Prime Group Inc. and Washington Prime Group, L.P.**
3.1	Form of Amended and Restated Articles of Incorporation of Washington Prime Group Inc.†
3.2	Form of Amended and Restated Bylaws of Washington Prime Group Inc.†
10.1	Form of Amended and Restated Agreement of Limited Partnership of Washington Prime Group, L.P.†
10.2	Form of Property Management Agreement by and between Simon Management Associates III, LLC and subsidiary of Washington Prime Group Inc.†
10.3	Form of Property Development Agreement by and between subsidiary of Simon Property Group, Inc. and subsidiary of Washington Prime Group Inc.†
10.4	Form of Transition Services Agreement by and among Simon Property Group, Inc., Simon Property Group, L.P., Washington Prime Group Inc. and Washington Prime Group, L.P.†
10.5	Form of Tax Matters Agreement by and among Simon Property Group, Inc., Simon Property Group, L.P., Washington Prime Group Inc. and Washington Prime Group, L.P.**
10.6	Form of Employee Matters Agreement by and among Simon Property Group, Inc., Simon Property Group, L.P., Washington Prime Group Inc. and Washington Prime Group, L.P.**
10.7	Employment Agreement between Washington Prime Group Inc. and Mark Ordan, dated as of February 15, 2014†
10.8	Form of Washington Prime Group, L.P. 2014 Stock Incentive Plan**
10.9	Form of Revolving Credit and Term Loan Agreement, by and among Washington Prime Group, L.P., as borrower, Bank of America N.A., as administrative agent and the Lenders party thereto
10.10	Form of Indemnification Agreement between Washington Prime Group Inc. and each of its executive officers and directors**
21.1	Subsidiaries of Washington Prime Group Inc.**
99.1	Information Statement of Washington Prime Group Inc., preliminary and subject to completion, dated April 21, 2014**

**
Filed herewith.

†
Previously filed

 SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WASHINGTON PRIME GROUP INC.
By:	/s/ RICHARD S. SOKOLOV
	Name:	Richard S. Sokolov
	Title:	Chairman of the Board of Directors

Date: April 21, 2014

QuickLinks

WASHINGTON PRIME GROUP INC. INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Shareholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES